Exhibit 99.1

NEWS RELEASE
804 EAST GATE DRIVE, SUITE 200, MOUNT LAUREL, NJ 08054
FOR IMMEDIATE RELEASE
InTest Reports Strong Second Quarter 2026 Revenue of $35.3 Million
EPS of $0.04 and Adjusted EPS (Non-GAAP) of $0.09
•Second quarter revenue up 25.5% year-over-year, driven largely by strength in the Auto/EV market
•Backlog1 of $45.4 million increased 19.8% year-over-year
•Net earnings of $0.5 million, up 194.2% year-over-year, Adjusted EBITDA (Non-GAAP)2 of $2.2 million, up 73.7% year-over-year
•Revising first quarter ending inventory, cost of revenue, gross profit, gross margin, income tax expense, net earnings and EPS as previously announced
•Reiterates full-year 2026 Revenue Outlook of $135 million to $140 million
MT. LAUREL, NJ – August 10, 2026 – InTest Corporation (NYSE American: INTT), a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets which include semiconductor (“Semi”), Auto/EV, Defense/Aerospace, Industrial, Life Sciences, and Safety/Security, today announced financial results for the second quarter of 2026 ended June 30, 2026.
“We delivered second-quarter revenue of $35.3 million, up 25.5% year-over-year, our third consecutive quarter of sequential growth and our second straight quarter of year-over-year growth above 25%,” stated Rich Rogoff, President and CEO. “Strong Auto/EV project delivery and the diversification we have built across our end markets powered the result, with non-semiconductor markets contributing approximately 74% of revenue that drove an approximate 74% increase in Adjusted EBITDA2 year-over-year. This is the diversified growth profile we are building for InTest.
“Our leading indicators point to a strengthening second half,” continued Mr. Rogoff. “Semiconductor orders were the standout and have increased approximately 56% sequentially and approximately 64% year-over-year, making the second quarter our strongest Semi order intake in six quarters as the demand we have been building into our funnel has started to convert into orders. With backlog of $45.4 million, up 19.8% year-over-year, expanding Defense/Aerospace opportunities tied to higher U.S. Department of Defense spending, and healthy Auto/EV activity supported by rising electronic content, we entered the third quarter with momentum across our divisions.
1 Orders and Backlog are key performance metrics. See “Key Performance Indicators” below for important disclosures regarding InTest’s use of these metrics.
2 Adjusted net earnings (loss), adjusted EPS, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP financial measures. Further information can be found under “Non-GAAP Financial Measures.” See also the reconciliations of GAAP financial measures to non-GAAP financial measures that accompany this press release.
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InTest Reports Second Quarter 2026

August 10, 2026
Second Quarter 2026 Review (see revenue by market and by segments in accompanying tables)

	Three Months Ended
($ in thousands except percentages and per share data)	June 30,	June 30,	Change		March 31,	Change
	2026	2025	$	%	2026†	$	%
Revenue	$35,313	$28,130	$7,183	25.5%	$33,886	$1,427	4.2%
Gross profit	$14,298	$11,973	$2,325	19.4%	$14,658	$(360)	(2.5%)
Gross margin	40.5%	42.6%			43.3%
Operating expenses (including intangible amortization & restructuring)	$13,935	$12,900	$1,035	8.0%	$14,454	$(519)	(3.6%)
Operating income (loss)	$363	$(927)	$1,290	139.2%	$204	$159	77.9%
Operating margin	1.0%	(3.3%)			0.6%
Net earnings (loss)	$474	$(503)	$977	194.2%	$183	$291	159.0%
Net margin	1.3%	(1.8%)			0.5%
Earnings (loss) per diluted share (“EPS”)	$0.04	$(0.04)	$0.08	200.0%	$0.01	$0.03	300.0%
Adjusted net earnings (Non-GAAP)[2]	$1,091	$417	$674	161.6%	$1,412	$(321)	(22.7%)
Adjusted EPS (Non-GAAP)[2]	$0.09	$0.03	$0.06	200.0%	$0.11	$(0.02)	(18.2%)
Adjusted EBITDA (Non-GAAP)[2]	$2,192	$1,262	$930	73.7%	$2,415	$(223)	(9.2%)
Adjusted EBITDA margin (Non-GAAP)[2]	6.2%	4.5%			7.1%
† March 31, 2026 as revised
Revenue for the second quarter increased $1.4 million over the first quarter of 2026, reflecting higher Auto/EV and Industrial revenue, partially offset by lower Defense/Aerospace, Life Sciences and Semi revenue. Compared to the prior-year period, second quarter revenue increased $7.2 million with growth primarily in Auto/EV, partially offset by decreases primarily in Semi.
Gross margin declined by 280 basis points sequentially to 40.5%, reflecting a shift in product mix toward higher-volume, lower-margin Auto/EV revenue. Compared to the prior-year period, gross margin declined 210 basis points reflecting the same shift in mix toward lower-margin Auto/EV revenue.
Operating expenses decreased $0.5 million sequentially due primarily to $0.7 million in non-recurring restructuring costs associated with our CEO transition in the first quarter of 2026 but increased $1.0 million year-over-year, due primarily to higher selling, general and administrative and engineering expense due primarily to higher payroll, payroll related costs and commissions.
Net earnings for the second quarter were $0.5 million, or $0.04 per diluted share. Adjusted net earnings (Non-GAAP)2 were $1.1 million, or $0.09 adjusted EPS (Non-GAAP)2.
Balance Sheet and Cash Flow Review
Cash and cash equivalents at the end of the second quarter of 2026 totaled $22.1 million, up $6.4 million from the end of the first quarter. During the quarter, we reduced our term debt by $1.0 million from March 31, 2026, and provided $6.3 million from operating activities to invest in working capital. Capital expenditures were $0.4 million in the second quarter of 2026.
At June 30, 2026, the Company had $30.0 million available under its delayed draw term loan facility and no borrowings under the $10.0 million revolving credit facility. On May 4, 2026, we amended the facility, effective as of April 30, 2026, to extend our ability to draw on the Term Note through August 28, 2026. At June 30, 2026, we were in compliance with all of the covenants included in the Loan Agreement.

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InTest Reports Second Quarter 2026

August 10, 2026
Second Quarter 2026 Orders1 and Backlog1 (see Orders by Market in accompanying tables)

	Three Months Ended
	June 30,	June 30,	Change		March 31,	Change
($ in thousands except percentages)	2026	2025	$	%	2026	$	%
Orders	$28,871	$27,759	$1,112	4.0%	$31,785	$(2,914)	(9.2%)
Backlog (at quarter end)	$45,373	$37,861	$7,512	19.8%	$51,815	$(6,442)	(12.4%)
Second quarter orders of $28.9 million decreased sequentially with lower Auto/EV and Defense/Aerospace orders partially offset primarily by increases in Semi and Other. The year-over-year increase of $1.1 million reflects strength primarily in Semi and Defense/Aerospace partially offset primarily by the decline in Auto/EV and Life Sciences.
Backlog at June 30, 2026, was $45.4 million, a decrease of 12.4% from March 31, 2026, but an increase of 19.8% compared to June 30, 2025. Approximately 45% of the backlog is expected to ship beyond the third quarter of 2026.
Third Quarter 2026 and Raised Full Year 2026 Outlook
Mr. Rogoff concluded, “We are reiterating the full-year 2026 guidance we updated on July 31, which raised our revenue outlook to approximately 21% growth at the midpoint over 2025's $113.8 million, and modestly reduced our gross margin expectation. This outlook reflects diversified demand supported by our backlog, along with improving order flow and product mix in the second half. Above all, our goal is to convert the commercial momentum we are seeing into steadier Adjusted EBITDA2 growth as we gain operating leverage and continue to scale the business. This is where our focus rests for the balance of the year."
For the third quarter of 2026, InTest projects revenue to be $33.0 million to $35.0 million, with gross margin of approximately 44%, and operating expenses of $13.8 million to $14.2 million. Amortization expense is expected to be $0.5 million.
Reflecting its recently revised full-year 2026 financial guidance, the Company expects revenue of $135.0 million to $140.0 million; gross margin of approximately 43%; operating expenses of $55.0 million to $57.0 million; amortization expense of $2.6 million; interest expense of $0.3 million; an effective tax rate of approximately 18%; and capital expenditures estimated at approximately 1% to 2% of revenue.
The foregoing guidance is based on management’s current views with respect to operating and market conditions and customers’ forecasts. Actual results may differ materially from what is provided here today as a result of, among other things, the factors described under “Forward-Looking Statements” below.
Conference Call and Webcast
The Company will host a conference call and webcast today at 8:30 a.m. ET. During the conference call, management will review the financial and operating results and discuss InTest’s corporate strategy and outlook. A question-and-answer session will follow. To listen to the live call, dial (877) 407-0792 or (201) 689-8263. In addition, the webcast and slide presentation may be found at https://www.intest.com/investor-relations.
A telephonic replay will be available from 12:30 p.m. ET on the day of the call through Monday, August 24, 2026. To listen to the archived call, dial (844) 512-2921 or (412) 317-6671 and enter replay pin number 113760855. The webcast replay can be accessed via the investor relations section of https://www.intest.com/, where a transcript will also be posted once available.
About InTest Corporation
InTest Corporation is a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets including both the front-end and back-end of the semiconductor manufacturing industry (“Semi”), Automotive/EV, Defense/Aerospace, Industrial, Life Sciences and Safety/Security. Backed by decades of engineering expertise and a culture of operational excellence, InTest solves difficult thermal, mechanical, and electronic challenges for customers worldwide. InTest’s growth strategy leverages these strengths to grow organically and with acquisitions through the addition of innovative technologies, deeper and broader geographic reach, customer penetration and market expansion. For more information, visit https://www.intest.com/.

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InTest Reports Second Quarter 2026

August 10, 2026
Non-GAAP Financial Measures
In addition to disclosing results that are determined in accordance with generally accepted accounting practices in the United States (“GAAP”), we also disclose non-GAAP financial measures. These non-GAAP financial measures consist of adjusted net earnings (loss), adjusted earnings (loss) per diluted share (“adjusted EPS”), adjusted EBITDA, and adjusted EBITDA margin.
The Company defines these non-GAAP measures as follows:
─Adjusted net earnings (loss) is derived by adding acquired intangible amortization, restructuring costs, and the tax effect of the adjusting items, to net earnings (loss).
─Adjusted earnings (loss) per diluted share is derived by dividing adjusted net earnings (loss) by diluted weighted average shares outstanding.
─Adjusted EBITDA is derived by adding acquired intangible amortization, restructuring costs, net interest expense, income tax expense, depreciation, and stock-based compensation expense to net earnings.
─Adjusted EBITDA margin is derived by dividing adjusted EBITDA by revenue.
These results are provided as a complement to the results provided in accordance with GAAP. Adjusted net earnings (loss) and adjusted earnings (loss) per diluted share (“adjusted EPS”) are non-GAAP financial measures presented to provide investors with meaningful, supplemental information regarding our baseline performance before acquired intangible amortization, and restructuring costs as management believes these expenses may not be indicative of our underlying operating performance. Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures presented primarily as a measure of liquidity as they exclude non-cash charges for acquired intangible amortization, depreciation and stock-based compensation. In addition, adjusted EBITDA and adjusted EBITDA margin also exclude the impact of restructuring costs, interest income or expense and income tax expense or benefit, as management believes these expenses may not be indicative of our underlying operating performance.
Management’s Use of Non-GAAP Measures
The non-GAAP financial measures presented in this press release are used by management to make operational decisions, to forecast future operational results, and for comparison with our business plan, historical operating results and the operating results of our peers. Reconciliations from net earnings (loss) and earnings (loss) per diluted share (“EPS”) to adjusted net earnings (loss) and adjusted earnings (loss) per diluted share (“adjusted EPS”) and from net earnings (loss) and net margin to adjusted EBITDA and adjusted EBITDA margin, are contained in the tables below.
Management believes these Non-GAAP financial measures are important in evaluating our performance, results of operations, and financial position. We use non-GAAP financial measures to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business. Non-GAAP measures as presented in this press release may differ from and may not be comparable to similarly titled measures used by other companies.
Key Performance Indicators
In addition to the foregoing non-GAAP measures, management uses orders and backlog as key performance metrics to analyze and measure the Company’s financial performance and results of operations. Management uses orders and backlog as measures of current and future business and financial performance, and these may not be comparable with measures provided by other companies. Orders represent written communications received from customers requesting the Company to provide products and/or services. Backlog is calculated based on firm purchase orders we receive for which revenue has not yet been recognized. Management believes tracking orders and backlog are useful as they are often leading indicators of future performance. In accordance with industry practice, contracts may include provisions for cancellation, termination, or suspension at the discretion of the customer.
Given that each of orders and backlog are operational measures and that the Company’s methodology for calculating orders and backlog does not meet the definition of a non-GAAP measure, as that term is defined by the U.S. Securities and Exchange Commission, a quantitative reconciliation for each is not required or provided.
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InTest Reports Second Quarter 2026

August 10, 2026
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of the Company’s plans, strategies and intentions, or our future performance or goals, that are based upon management’s current expectations. These forward-looking statements can often be identified by the use of forward-looking terminology such as “believe,” “continue,” “expects,” “goal,” “guidance,” “may,” “outlook,” “will,” “plan,” “potential,” “strategy,” “target,” “estimated,” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, any mentioned in this press release as well as the impact of a material weakness in the Company’s internal controls over financial reporting; the Company’s ability to execute on its VISION 2030 Strategy; realize the potential benefits of acquisitions and successfully integrate any acquired operations; grow the Company’s presence in its key target and international markets; manage supply chain challenges; convert backlog to sales and to ship product in a timely manner; the success of the Company’s strategy to diversify its markets; the impact of inflation on the Company’s business and financial condition; indications of a change in the market cycles in the semi market or other markets served; changes in business conditions and general economic conditions both domestically and globally including changes in U.S. and/or foreign trade policy, rising interest rates and fluctuation in foreign currency exchange rates; changes in the demand for semiconductors; access to capital and the ability to borrow funds or raise capital to finance potential acquisitions or for working capital; changes in the rates and timing of capital expenditures by the Company’s customers; and other risk factors set forth from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2025, and any subsequent Quarterly Reports on Form 10-Q. Any forward-looking statement made by the Company in this press release is based only on information currently available to management and speaks to circumstances only as of the date on which it is made. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events, except as required by law.
Contacts:

InTest Corporation	Investors:
Duncan Gilmour	Jody Burfening / Sanjay M. Hurry
Chief Financial Officer and Treasurer	Alliance Advisors IR
Tel: (856) 505-8999	INTTIR@allianceadvisors.com
Tel: (212) 838-3777

– FINANCIAL TABLES FOLLOW –
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InTest Reports Second Quarter 2026

August 10, 2026
InTest Corporation
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except share and per share data)	2026	2025	2026	2025
Revenue	$35,313	$28,130	$69,199	$54,767
Cost of revenue	21,015	16,157	40,243	31,738
Gross profit	14,298	11,973	28,956	23,029

Operating expenses:
Selling expense	4,497	3,829	8,717	8,376
Engineering and product development expense	2,501	2,245	5,089	4,693
General and administrative expense	6,208	5,760	12,332	11,576
Amortization of acquired intangible assets	699	850	1,477	1,663
Restructuring costs	30	216	774	529
Total operating expenses	13,935	12,900	28,389	26,837

Operating income (loss)	363	(927)	567	(3,808)
Interest expense	(63)	(119)	(143)	(271)
Other (expense) income	(51)	463	52	707

Earnings (loss) before income tax benefit	249	(583)	476	(3,372)
Income tax benefit	(225)	(80)	(181)	(540)

Net earnings (loss)	$474	$(503)	$657	$(2,832)

Earnings (loss) per common share:
Basic	$0.04	$(0.04)	$0.05	$(0.23)
Diluted	$0.04	$(0.04)	$0.05	$(0.23)

Weighted average common shares outstanding:
Basic	12,314,633	12,215,258	12,284,334	12,197,338
Diluted	12,582,221	12,215,258	12,501,783	12,197,338
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InTest Reports Second Quarter 2026

August 10, 2026
InTest Corporation
Consolidated Balance Sheets

	June 30, 2026	December 31, 2025
(In thousands, except share and per share data)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,102	$14,216
Restricted cash	—	3,842
Trade accounts receivable, net of allowance for credit losses of $338 and $375, respectively	26,860	25,891
Inventories	27,923	31,580
Prepaid expenses and other current assets	3,010	3,109
Total current assets	79,895	78,638
Property and equipment, net of accumulated depreciation of $10,577 and $10,083, respectively	4,913	4,778
Right-of-use assets, net	8,153	9,098
Goodwill	31,965	32,359
Intangible assets, net	22,983	24,876
Deferred tax assets	746	775
Other assets	450	789
Total assets	$149,105	$151,313

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$5,348	$6,062
Current portion of operating lease liabilities	2,135	2,098
Accounts payable	7,972	11,205
Customer deposits and deferred revenue	5,455	6,388
Domestic and foreign income taxes payable	39	—
Accrued expenses and other current liabilities	11,178	10,002
Total current liabilities	32,127	35,755
Operating lease liabilities, net of current portion	6,408	7,402
Long-term debt, net of current portion	895	1,406
Contingent consideration, net of current portion	—	356
Deferred revenue, net of current portion	422	1,055
Other liabilities	1,556	1,716
Total liabilities	41,408	47,690
Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 20,000,000 shares authorized; 12,912,071 and 12,570,865 shares issued, respectively; 12,825,786 and 12,488,788 shares outstanding, respectively	129	125
Additional paid-in capital	64,028	59,436
Retained earnings	43,217	42,560
Accumulated other comprehensive earnings	1,345	2,461
Treasury stock, at cost; 86,285 and 82,077 shares, respectively	(1,022)	(959)
Total stockholders’ equity	107,697	103,623
Total liabilities and stockholders’ equity	$149,105	$151,313
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InTest Reports Second Quarter 2026

August 10, 2026
InTest Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(In thousands)	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings (loss)	$657	$(2,832)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	3,262	3,306
Provision for excess and obsolete inventory	373	304
Amortization of deferred compensation related to stock-based awards	1,134	858
Deferred income tax expense	57	205
Other non-cash reconciling items	94	(383)
Changes in assets and liabilities:
Trade accounts receivable	(1,347)	6,865
Inventories	2,937	203
Prepaid expenses and other current assets	516	(438)
Other assets	(314)	(36)
Operating lease liabilities	(1,086)	(966)
Accounts payable	(3,294)	(898)
Customer deposits and deferred revenue	(828)	272
Domestic and foreign income taxes payable	162	(883)
Deferred revenue, net of current portion	(633)	(65)
Accrued expenses and other liabilities	1,314	(665)
Net cash provided by operating activities	3,004	4,847
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,049)	(691)
Net cash used in investing activities	(1,049)	(691)
CASH FLOWS FROM FINANCING ACTIVITIES
Short-term borrowings, net of repayments	947	(3,613)
Repayments of long-term debt	(2,050)	(2,050)
Proceeds from stock options exercised	3,413	18
Proceeds from shares sold under Employee Stock Purchase Plan	66	60
Settlement of employee tax liabilities in connection with treasury stock transactions	(88)	(17)
Net cash provided by (used in) financing activities	2,288	(5,602)
Effects of exchange rates on cash	(199)	864
Net cash provided by (used in) all activities	4,044	(582)
Cash, cash equivalents and restricted cash at beginning of period	18,058	19,830
Cash and cash equivalents at end of period	$22,102	$19,248

Cash (receipts) payments for:
Domestic and foreign income taxes, net of receipts	$(550)	$145
Interest	153	266

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Issuance of unvested shares of restricted stock awards	1,775	1,039
Forfeiture of shares of unvested restricted stock awards	(1,473)	(557)
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InTest Reports Second Quarter 2026

August 10, 2026
InTest Corporation
Revenue by Market
(Unaudited)

($ in thousands)	Three Months Ended
	June 30,		June 30,		Change		March 31,		Change
	2026		2025		$	%	2026		$	%
Revenue
Semi	$9,058	25.7%	$10,192	36.2%	$(1,134)	(11.1%)	$10,507	31.0%	$(1,449)	(13.8%)
Auto/EV	13,440	38.1%	5,862	20.8%	7,578	129.3%	7,487	22.1%	5,953	79.5%
Defense/Aerospace	3,765	10.7%	3,578	12.7%	187	5.2%	5,822	17.2%	(2,057)	(35.3%)
Industrial	4,356	12.3%	3,786	13.5%	570	15.1%	3,242	9.6%	1,114	34.4%
Life Sciences	2,002	5.7%	1,386	4.9%	616	44.4%	3,572	10.5%	(1,570)	(44.0%)
Safety/Security	770	2.2%	898	3.2%	(128)	(14.3%)	1,112	3.3%	(342)	(30.8%)
Other	1,922	5.4%	2,428	8.6%	(506)	(20.8%)	2,144	6.3%	(222)	(10.4%)
	$35,313	100.0%	$28,130	100.0%	$7,183	25.5%	$33,886	100.0%	$1,427	4.2%
* Components may not add up to total due to rounding

Orders by Market
(Unaudited)

($ in thousands)	Three Months Ended
	June 30,		June 30,		Change		March 31,		Change
	2026		2025		$	%	2026		$	%
Orders
Semi	$11,955	41.4%	$7,292	26.3%	$4,663	63.9%	$7,677	24.2%	$4,278	55.7%
Auto/EV	3,549	12.3%	7,066	25.5%	(3,517)	(49.8%)	10,744	33.8%	(7,195)	(67.0%)
Defense/Aerospace	4,237	14.7%	2,499	9.0%	1,738	69.5%	5,918	18.6%	(1,681)	(28.4%)
Industrial	4,630	16.0%	4,680	16.9%	(50)	(1.1%)	4,123	13.0%	507	12.3%
Life Sciences	1,512	5.2%	2,863	10.3%	(1,351)	(47.2%)	1,587	5.0%	(75)	(4.7%)
Safety/Security	333	1.2%	1,173	4.2%	(840)	(71.6%)	260	0.8%	73	28.1%
Other	2,655	9.2%	2,186	7.9%	469	21.5%	1,476	4.6%	1,179	79.9%
	$28,871	100.0%	$27,759	100.0%	$1,112	4.0%	$31,785	100.0%	$(2,914)	(9.2%)
* Components may not add up to total due to rounding
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InTest Reports Second Quarter 2026

August 10, 2026
InTest Corporation
Segment Data
(Unaudited)

	Three Months Ended June 30, 2026
($ in thousands)	Electronic Test	Environmental Technologies	Process Technologies	Corporate & Other	Consolidated
Revenue	$21,404	$5,819	$8,090	$—	$35,313
Cost of revenue	12,469	4,054	4,492	—	21,015
Other divisional costs	5,154	2,333	3,217	—	10,704
Division operating income (loss)	3,781	(568)	381	—	3,594
Acquired intangible amortization				699	699
Restructuring costs				30	30
Corporate expenses				2,502	2,502
Operating income (loss)	3,781	(568)	381	(3,231)	363
Interest expense				(63)	(63)
Other income				(51)	(51)
Earnings (loss) before income tax expense	$3,781	$(568)	$381	$(3,345)	$249

	Three Months Ended June 30, 2025
($ in thousands)	Electronic Test	Environmental Technologies	Process Technologies	Corporate & Other	Consolidated
Revenue	$13,733	$7,215	$7,182	$—	$28,130
Cost of revenue	7,418	4,534	4,205	—	16,157
Other divisional costs	4,755	2,070	2,578	—	9,403
Division operating income	1,560	611	399	—	2,570
Acquired intangible amortization				850	850
Restructuring costs				216	216
Corporate expenses				2,431	2,431
Operating (loss) income	1,560	611	399	(3,497)	(927)
Interest expense				(119)	(119)
Other income				463	463
(Loss) earnings before income tax expense	$1,560	$611	$399	$(3,153)	$(583)

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InTest Reports Second Quarter 2026

August 10, 2026

	Six Months Ended June 30, 2026
(in thousands)	Electronic Test	Environmental Technologies	Process Technologies	Corporate & Other	Consolidated
Revenue	$38,745	$14,170	$16,284	$—	$69,199
Cost of revenue	22,142	8,921	9,180	—	40,243
Other divisional costs	10,775	4,598	6,030	—	21,403
Division operating income	5,828	651	1,074	—	7,553
Acquired intangible amortization				1,477	1,477
Restructuring costs				774	774
Corporate expenses				4,735	4,735
Operating income (loss)	5,828	651	1,074	(6,986)	567
Interest expense				(143)	(143)
Other income				52	52
Earnings (loss) before income tax expense	$5,828	$651	$1,074	$(7,077)	$476

	Six Months Ended June 30, 2025
(in thousands)	Electronic Test	Environmental Technologies	Process Technologies	Corporate & Other	Consolidated
Revenue	$26,992	$13,483	$14,292	$—	$54,767
Cost of revenue	14,731	8,697	8,310	—	31,738
Other divisional costs	10,020	4,430	5,376	—	19,826
Division operating income	2,241	356	606	—	3,203
Acquired intangible amortization				1,663	1,663
Restructuring costs				529	529
Corporate expenses				4,819	4,819
Operating (loss) income	2,241	356	606	(7,011)	(3,808)
Interest expense				(271)	(271)
Other income				707	707
(Loss) earnings before income tax (benefit) expense	$2,241	$356	$606	$(6,575)	$(3,372)
-MORE-

InTest Reports Second Quarter 2026

August 10, 2026
InTest Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Reconciliation of Net Earnings (Loss) to Adjusted Net Earnings (Loss) (Non-GAAP) and Earnings (Loss) Per Diluted Share to Adjusted EPS (Non-GAAP):

	Three Months Ended
	June 30,	June 30,	March 31,
(in thousands except per share amounts)	2026	2025	2026†
Net earnings (loss)	$474	$(503)	$183
Acquired intangible amortization	699	850	778
Restructuring costs	30	216	744
Tax effect of adjusting items	(112)	(146)	(293)
Adjusted net earnings (loss) (Non-GAAP)	$1,091	$417	$1,412
Diluted weighted average shares outstanding	12,582	12,246	12,421
Adjusted net earnings (loss) per diluted share:
Net earnings (loss)	$0.04	$(0.04)	$0.01
Acquired intangible amortization	0.06	0.07	0.06
Restructuring costs	—	0.02	0.06
Tax effect of adjusting items	(0.01)	(0.01)	(0.02)
Adjusted EPS (Non-GAAP)	$0.09	$0.03	$0.11
* Components may not add up to total due to rounding
† March 31, 2026 as revised

Reconciliation of Net Earnings (Loss) and Net Margin to Adjusted EBITDA (Non-GAAP) and Adjusted EBITDA Margin (Non-GAAP):

	Three Months Ended
	June 30,	June 30,	March 31,
(in thousands except percentage data)	2026	2025	2026†
Net earnings (loss)	$474	$(503)	$183
Acquired intangible amortization	699	850	778
Net interest (income) expense	(15)	30	—
Income tax (benefit) expense	(225)	(80)	44
Depreciation	386	314	375
Restructuring costs	30	216	744
Stock-based compensation	843	435	291
Adjusted EBITDA (Non-GAAP)	$2,192	$1,262	$2,415
Revenue	$35,313	$28,130	$33,886
Net margin	1.3%	(1.8%)	0.5%
Adjusted EBITDA margin (Non-GAAP)	6.2%	4.5%	7.1%
† March 31, 2026 as revised
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